UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2010 (March 2, 2010)

HOLLY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-03876 (Commission File Number)	75-1056913 (I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600 Dallas, Texas (Address of principal executive offices)	75201-6915 (Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On February 24, 2010, the Board of Directors of Holly Corporation (“Holly”) appointed Tommy A. Valenta as a director of Holly, filling a vacancy created by an increase in the number of directors.
     Mr. Valenta is currently a member of the board of directors of American Excelsior Company, a private company. He is also on the board of directors of the Circle Ten Council of the Boy Scouts of America, and Cashiers Community Fund, and serves as President of the Corporation for the Episcopal Diocese of Dallas. From July 2005 to September 2007 when he retired, Mr. Valenta was President, Chief Executive Officer and a Director of Chaparral Steel Company. Prior to that, Mr. Valenta held various positions at Texas Industries, Inc., including Executive Vice President and Chief Operating Officer—Steel, from 1998 to 2005, and Vice-President of Concrete, Transportation and Cement Marketing, from 1992 to 1998. Mr. Valenta received a Master of Business Administration from Southern Methodist University. Mr. Valenta will be an independent director under the rules of the New York Stock Exchange.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY CORPORATION
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

Date: March 2, 2010

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